Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

Marine Products Corporation to Announce First Quarter 2005 Financial Results and
                    Host a Conference Call on April 27, 2005

ATLANTA, April 14, 2005 -- Marine Products Corporation (AMEX: MPX) announced today that it will release its financial results for the first quarter ended March 31, 2005 on Wednesday, April 27, 2005 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 27, 2005 at 9 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 4, 2005 by dialing (800) 642-1687 or (706) 645-9291, conference ID 5580145. This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com